EXHIBIT 31

                         CERTIFICATION OF PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER

                         PURSUANT TO SECTION 302 OF THE

                           SARBANES-OXLEY ACT OF 2002

I, Kelly Hickel, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-KSB of Paradise Music and Entertainment, Inc. (the "Registrant");

2. Based on my knowledge, this Amendment to the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 1 to the Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Amendment No. 1 to the Annual Report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under my supervision to ensure that material information relating to the Registrant is made known to me by others within those entities, particularly during the during the period in which this Annual Report is being prepared;

b) Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this Annual Report based on such evaluation (the "Evaluation Date"); and

c) Disclosed in this Annual Report any change in the Registrant's internal controls over financial reporting that occurred during the Registrant's fourth fiscal quarter that has materially affected or is reasonably likely to materially affect, the Registrant's internal control over financial reporting.

Dated: April 19, 2004                   /S/ KELLY HICKEL
                                        -----------------
                                        Kelly Hickel
                                        Chairman of the Board
                                        (Principal Executive Officer, Principal
                                        Financial Officer, Principal Accounting
                                        Officer)